Exhibit 99.1

— Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION TO RELEASE SECOND QUARTER 2009

RESULTS ON AUGUST 4, 2009

DENVER – July 16, 2009 – Bill Barrett Corporation (NYSE: BBG) plans to release its second quarter financial and operating results before the market opens on Tuesday, August 4, 2009 and will host a conference call to discuss results at 12:00 p.m. EDT, also on August 4.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, August 4, 2009 at 12:00 p.m. EDT (10:00 a.m. MDT)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Second Quarter 2009 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	866-700-6067 US/Canada
617-213-8834 International

Passcode:	24448795

A telephonic replay will be available approximately two hours after the call on Tuesday, August 4, 2009 through Friday, August 7, 2009. You may access this replay at:

Replay Number:	888-286-8010 US/Canada
617-801-6888 International

Passcode:	59502354

The Company also plans to post an updated investor presentation to its website after market close today. The presentation will be available on the Company’s website homepage at www.billbarrettcorp.com under “Current Events.”

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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